Principal

Principal Life Insurance Company
P.O. Box 10431
Des Moines, IA 50306-0431

Guaranteed/Simplified Issue Life Insurance Application

Note: Complete Part A for Guaranteed Issue. Complete Part A and B for Simplified Issue. Part C must always be completed.

THIS APPLICATION IS TO BE ATTACHED TO AND MADE PART OF THE POLICY.

PART A

1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

Name (First, Middle, Last)	Gender ☐ Male ☐ Female	Date of Birth / /	
Primary Residence Street Address	Taxpayer Identification Number	Birthplace (State, or Country if not U.S.)	
City, State, Zip Code	Driver's License Number		State Issued
Home Phone Number ( )	Occupation		Annual Salary $
Work Phone Number ( )	Workplace Zip Code		

2. POLICY INFORMATION

Product ______________ **Face Amount $** ______________ **(excluding riders)**

Definition of Life Insurance

☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option

☐ Option 1 – Level Face Amount ☐ Option 2 – Face Amount + Accumulated/Policy Value
☐ Option 3 – Face Amount + Premiums Paid *(Less partial surrenders)*

Optional Benefit Riders *(May not be available on all Products)*

☐ Change of Insured Rider
(No charge available on eligible business cases)
☐ Salary Increase Rider $ ______________
(Available on eligible business cases. No charge for amounts up to $30,000)
☐ Supplemental Benefit Rider $ ______________
☐ Surrender Value Enhancement Rider (SVER)
☐ Other Rider ______________

Premium Payment Information

Initial Premium (If different than Planned Premium) $ ______________ Planned Premium $ ______________

☐ List Bill *(Submit Consolidated Premium Statement Agreement)* ☐ No Bill *(Excess/Deferred Comp Plan Only)*
☐ Direct Bill *(One bill per policy)* ☐ Monthly *(EFT/Payment Authorization – One per policy)* ☐ Single Pay

Premium Frequency *(Only available if List Bill or Direct Bill)*

☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly *(Not available for Direct Bill)*

3. OWNERSHIP INFORMATION *(complete if different than the Proposed Insured)*

Owner Name (If Trust, provide name of Trust*)	Phone Number ( )	Relationship to Proposed Insured
Primary Residence Street Address	Taxpayer Identification Number	
City, State, Zip Code	Date of Birth (If Trust, provide date of Trust*)	
Joint Owner Name	Phone Number ( )	Relationship to Proposed Insured
Primary Residence Street Address	Taxpayer Identification Number	
City, State, Zip Code	Date of Birth	
Contingent Owner Name	Phone Number ( )	Relationship to Proposed Insured
Primary Residence Street Address	Taxpayer Identification Number	
*** Submit copy of Trust with this application.**		

AA 648 NY-2 Page 1
This completed document is for restricted-internal use only.
No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Proposed Insured Name ____________________

4. BENEFICIARY INFORMATION

Primary Beneficiary	Taxpayer Identification Number	Date of Birth	Relationship to Proposed Insured
Contingent Beneficiary	Taxpayer Identification Number	Date of Birth	Relationship to Proposed Insured

5. OWNER – EXISTING AND PENDING COVERAGE

(1) Do you (Owner) have any existing or pending life insurance policies and/or annuity contracts? .... ☐ Yes ☐ No
If Yes, complete information below for each existing policy or contract or pending application(s).

(2) Is the insurance applied for with this application intended to replace (including definitions outlined below*) or affect any of your other life insurance policies and/or annuity contracts (including pending coverage provided with a binding receipt)? .... ☐ Yes ☐ No

*You (Owner) are considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer or otherwise terminating the existing policy or contract, or are considering using funds from the existing policies or contracts to pay premiums due on the new policy or contract.

If Yes to the above questions, submit state appropriate replacement form(s).

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

AA 648 NY-2 *This completed document is for restricted-internal use only.* Page 2
No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Proposed Insured Name ______________________________

6. PROPOSED INSURED – EXISTING AND PENDING COVERAGE *(complete if different than Owner)*

Provide information for each existing or pending policy on the Proposed Insured with all companies, including any policy that has been sold, assigned or settled to, or with a settlement or viatical company or any other person or entity. ***Do not include informal inquiries.***

☐ Check this box if **'None'**

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

7. REPRESENTATIONS

(a) Will the premiums, now or in the future, be funded by a loan or other means from another entity other than you (Applicant/Owner) or your Employer? .... ☐ Yes ☐ No

If Yes, please explain ______________________________

(b) Have you (Applicant/Owner) or your Employer been involved in any communication about the possible sale or assignment of all or a portion of the policies applied for under this application? .... ☐ Yes ☐ No

If Yes, please explain ______________________________

8. ACTIVELY AT WORK

(a) Date of Hire _____ / _____ / ______ (mm) (dd) (yyyy)

(b) Are you actively at work full time (30 hours or more per week) at your usual place of business and have not missed more than five consecutive days in the past 90 days because of medical reasons such as illness or injury? .... ☐ Yes ☐ No

If No, please explain ______________________________

9. TOBACCO USE

Within the past 12 months, have you used cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum/patch or other products containing nicotine? .... ☐ Yes ☐ No

If Yes, provide type(s) of tobacco, date last used and amount per day ______________________________

AA 648 NY-2 Page 3
This completed document is for restricted-internal use only.
No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Proposed Insured Name IF SIMPLIFIED ISSUE, COMPLETE PART B AND PROCEED TO PART C IF GUARANTEED ISSUE, STOP HERE AND PROCEED TO PART C PART B MEDICAL HISTORY/HEALTH HABITS (Provide details to Yes answers, questions 1-6 below) 1. In the last ten years, have you been treated for or been diagnosed as having: a. chest pain, heart attack, stroke, or any other disease or disorder of the heart or blood vessels? Yes No b. cancer or a tumor, cyst or growth? ............................................................................................. Yes No c. hepatitis, cirrhosis, or any other disease or disorder of the liver, pancreas or digestive tract? .. Yes No d. emphysema or any other disease or disorder of the lungs or respiratory system? ................... Yes No e. diabetes, borderline diabetes, or any other disease or disorder of the glandular system? ........ Yes No 2. In the last ten years, have you been treated by a member of the medical profession for or been diagnosed by a member of the medical profession as having HIV (Human Immunodeficiency Virus) infection or AIDS (Acquired Immunodeficiency Syndrome)?................................................ Yes No 3. In the last ten years, have you consulted a doctor, been hospitalized, or had any illness or injury not provided in response to a previous question? ........................................................................... Yes No 4. In the last five years, have you been convicted of, pled guilty to or pled no contest to (and such plea was not withdrawn), driving under the influence of drugs or alcohol or had your driver’s license suspended, revoked or restricted? ...................................................................................... Yes No 5. Have you ever been advised to limit or discontinue the use of alcohol or drugs; or sought or received treatment because of your alcohol or drug use? .............................................................. Yes No 6. Current Ht. Wt. Have you lost more than 10 lbs. in the last year? ......................... Yes No If Yes, lbs./kgs. Indicate Reason DETAILS TO QUESTIONS 1-6 Question # Include dates, details, diagnosis, types, results of treatment, and physician seen. Attach an additional sheet of paper if necessary. AA 648 NY-2 This completed document is for restricted-internal use only. Page 4 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Guaranteed/Simplified P.O. Box 10431 Issue Life Insurance Des Moines, IA 50306-0431 Application PART C AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application are representations and not warranties and shall be the basis of any insurance issued. I also understand that material misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner. Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no licensed agent, broker, representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any licensed agent, broker, representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, licensed insurance agent, broker, representative, or any other organization, institution or person having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me, the named Proposed Insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand that other authorizations may need to be signed by me, the named Proposed Insured, to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage. AA 648 NY-2 This completed document is for restricted-internal use only. Page 5 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB, Inc. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: Under penalties of perjury, as proposed owner of this contract I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or Exemption Payee code (if any): I have been notified by the IRS that I am currently subject to backup withholding. NOTE: You must check this box if you have been notified by the IRS that you are currently subject to backup withholding. 3. I am a U.S. citizen or other U.S. person (as defined at www.irs.gov/), and 4. The FATCA code(s) entered below (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any): AA 648 NY-2 This completed document is for restricted-internal use only. Page 6 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Signatures – I acknowledge I have read and understand the above Agreements, Authorizations, and Certification by signing below. (The OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION only applies to the Proposed Insured if the Proposed Insured is also the Applicant/Owner). Note, the Internal Revenue Service does not require your consent to any provision of this application other than the certification required to avoid backup withholding. Signed at: City State Date Proposed Insured X Printed Name of Proposed Insured Signature of Proposed Insured Applicant/Owner (If other than Proposed Insured) • If Employer owned, an Authorized Officer other than the Proposed Insured must sign, and include Officer’s title. • If Joint ownership, all joint owners must sign. • If Trust owned, all Trustees must sign and include ‘Trustee’ as title. X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) Additional Employer Information (Only required if Applicant/Owner is a Trust established on behalf of Employer) Employer Name Employer Taxpayer Identification Number X Printed Name of Authorized Officer Signature of Authorized Officer Title Licensed Agent/Broker/Representative(s) X Printed Name of Licensed Agent/Broker/Representative Signature of Licensed Agent/Broker/Representative X Printed Name of resident Licensed Agent/Broker/ Cosignature of resident Licensed Agent/Broker/ Representative, if applicable in your state Representative, if applicable in your state AA 648 NY-2 This completed document is for restricted-internal use only. Page 7 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Guaranteed/Simplified P.O. Box 10431 Issue Life Insurance Des Moines, IA 50306-0431 Application PART C AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application are representations and not warranties and shall be the basis of any insurance issued. I also understand that material misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner. Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no licensed agent, broker, representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any licensed agent, broker, representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, licensed insurance agent, broker, representative, or any other organization, institution or person having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me, the named Proposed Insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand that other authorizations may need to be signed by me, the named Proposed Insured, to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage. CLIENT COPY AA 648 NY-2 This completed document is for restricted-internal use only. Page 8 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB, Inc. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: Under penalties of perjury, as proposed owner of this contract I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or Exemption Payee code (if any): I have been notified by the IRS that I am currently subject to backup withholding. NOTE: You must check this box if you have been notified by the IRS that you are currently subject to backup withholding. 3. I am a U.S. citizen or other U.S. person (as defined at www.irs.gov/), and 4. The FATCA code(s) entered below (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any): CLIENT COPY AA 648 NY-2 This completed document is for restricted-internal use only. Page 9 No part may be copied nor disclosed without prior consent of the Principal Financial Group.